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                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement and related Prospectus of TRC Companies, Inc. for the registration of 1,100,000 shares of its common stock and to the incorporation by reference therein of our report dated March 9, 2001 (except Note 9, as to which the date is October 15, 2001) with respect to the combined financial statements of Site-Blauvelt Engineers Group for the year ended December 31, 2000, included in TRC Companies, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 26, 2001 and as further amended by Amendment No. 2 to the Form 8-K filed with the Securities and Exchange Commission on March 15, 2002 and Amendment No. 3 to the Form 8-K filed with the Securities and Exchange Commission on May 14, 2002.


                                                           /s/ Ernst & Young LLP

Philadelphia, PA
May 20, 2002